Exhibit 99.1

ON24 Declares Special Cash Dividend

SAN FRANCISCO--(BUSINESS WIRE)--ON24 (NYSE: ONTF) (“ON24” or the “Company”), today announced that its Board of Directors has declared a one-time, special cash dividend on the Company’s outstanding common shares of $1.09 per share, to all common shareholders of record as of the close of business on May 22, 2023, payable on or about June 15, 2023. The special cash dividend is expected to result in an aggregate distribution of approximately $50 million.
Sharat Sharan, co-founder, CEO and director of ON24, said, “We are pleased to make this special cash distribution, which is a key component of our capital return program and reflects our strong financial position and confidence in ON24’s future. Following this special dividend, our cash balance will remain strong and, we believe, continue to afford us the flexibility to focus on growth and enhancing near-term value for our shareholders, while at the same time leaving ample liquidity to invest in strategic priorities and navigate through the current macro environment.”
The special cash dividend is part of the Company’s previously announced $125 million capital return program. As previously disclosed, the Company expects the remaining $75 million of capital return to be effected through a combination of an accelerated share repurchase program and/or open market purchases, to be completed in Q1 2024. Upon completion of the $125 million capital return program, ON24 will have returned $166 million of capital since December 2021.
The Company notes that its capital return authorization does not constitute a legal obligation to repurchase shares. The timing, number of shares repurchased, and prices paid for the repurchased shares under this program will be at the discretion of management and will depend on market conditions as well as regulatory limitations, including applicable blackout period restrictions.
As previously announced on April 11, 2023, the Company will release its 2023 first quarter of fiscal 2023 financial results on Tuesday, May 9, 2023.
About ON24
ON24 is on a mission to re-imagine how companies engage, understand and build relationships with their audience in a digital world. Through our leading sales and marketing platform for digital engagement, businesses use our portfolio of webinar, virtual event and content experiences to drive engagement and generate first-party data, delivering revenue growth across the enterprise – from demand generation to customer success to partner enablement.
ON24 powers digital engagement for industry-leading customers worldwide, including 3 of the 5 largest global technology companies, 3 of the 6 largest US banks, 3 of the 5 largest global healthcare companies, and 3 of the 5 largest global industrial manufacturers, enabling organizations to reach millions of professionals a month for billions of engagement minutes per year with all the first-party data being captured, generated and integrated from one place. ON24 is headquartered in San Francisco with global offices in North America, EMEA, and APAC. For more information, visit www.ON24.com.
Forward-Looking Statement
This document contains “forward-looking statements” under applicable securities laws. In some cases, such statements can be identified by words such as: “expect,” “convert,” “believe,” “plan,” “future,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements include express or implied statements regarding our ability to achieve our business strategies, growth, or other future events or conditions. Such statements are based on our current beliefs, expectations, and assumptions about future events or conditions, which are subject to inherent risks and uncertainties, including the risks and uncertainties discussed in the filings we make from time to time with the Securities and Exchange Commission. Actual results may differ materially from those indicated in forward-looking statements, and you should not place undue reliance on them. All statements herein are based only on information currently available to us and speak only as of the date hereof. Except as required by law, we undertake no obligation to update any such statement.

© 2023 ON24, Inc. All rights reserved. ON24 and the ON24 logo are trademarks owned by ON24, Inc., and are registered in the United States Patent and Trademark Office and in other countries. The other referenced trademarks and service marks are also owned by ON24, Inc. and may be registered in some countries.

Contacts
Media:
Tessa Barron
press@on24.com

Investor:
Lauren Sloane, The Blue Shirt Group for ON24
investorrelations@on24.com

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